UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on December 30, 2019 at 10am China time. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1. Holders of the Company’s Common Stock and Series A Preferred Stock, voting together as a single class, elected nine directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2020 and until their successors are re-elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld
Alfred Poor	73,815,455	1,092,548
Jerry Fan	71,810,527	3,097,476
Chao Yang	73,303,181	1,604,822
Shane McMahon	73,209,470	1,698,533
James Cassano	73,121,229	1,786,774
Bruno Wu	73,963,997	944,006
Harry Edelson	73,485,867	1,422,136
Steven Fadem	72,281,257	2,626,746
John Wallace	73,584,499	1,323,504

Proposal 2. Shareholders ratified the selection of BF Borgers CPA PC as independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
73,958,702	286,967	662,334	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

Date: January 2, 2020	By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer